EXHIBIT 14.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Trustees of

Federated Municipal Securities Income Trust:

We consent to the use of our report dated October 24, 2013, with respect to the financial statements and financial highlights of Federated Ohio Municipal Income Fund, a portfolio of Federated Municipal Securities Income Trust, as of August 31, 2013, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the prospectus/proxy statement filed in form N-14.

/s/KPMG

Boston, Massachusetts

March 12, 2014